UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 3, 2017

Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, TX 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 3, 2017, Energy Transfer Equity, L.P. (“ETE”) commenced an offering of senior notes due 2023 (the “Offering”). ETE intends to use the net proceeds from the Offering to repay a portion of the outstanding indebtedness under its senior secured term loan facility (the “Term Loan Facility”) and, concurrently with such repayment, refinance the remaining indebtedness under the Term Loan Facility with a new tranche of loans under the Term Loan Facility with a lower interest rate (such refinancing, the “Term Loan Refinancing”). ETE expects that the Term Loan Refinancing will be completed concurrently with the closing of the Offering; however, ETE cannot give any assurance that it will complete the Term Loan Refinancing or that it will do so in the amount, or on the terms, that it anticipates. The Offering is not conditioned on the completion of the Term Loan Refinancing.

This report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETE’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. ETE undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC, its general partner

Date: October 3, 2017

/s/ Thomas E. Long
Thomas E. Long
Group Chief Financial Officer